UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2016, CarMax, Inc. (the “Company”) announced that, as the culmination of a multi-year management succession plan, the Company’s Board of Directors (the “Board”) has approved changes to the Company’s senior management team effective February 1, 2016.
William D. Nash, formerly executive vice president, human resources and administrative services, has been promoted to president of the Company and William C. Wood, formerly executive vice president, stores, has been promoted to executive vice president and chief operating officer of the Company.
Thomas J. Folliard will continue as the Company’s chief executive officer until his retirement, expected to occur prior to the end of 2016, at which time it is anticipated that Mr. Nash will assume the role of CEO. Upon Mr. Folliard’s retirement, the Board expects that he will serve as the non-executive chairman of the Board.
Mr. Nash, 46, joined CarMax in 1997 as auction manager.  In 2007, he was promoted to vice president and later, senior vice president of merchandising, a position he held until October 2011, when he was named senior vice president, human resources and administrative services.  In March 2012, he was promoted to executive vice president, human resources and administrative services.  Prior to joining CarMax, Mr. Nash worked at Circuit City.
Mr. Wood, 49, joined CarMax in 1993 as a buyer.  He has served as buyer, purchasing manager, district manager, regional director and director of buyer development.  He was promoted to vice president, merchandising in 1998, vice president of sales operations in 2007, senior vice president, sales in 2010, and senior vice president, stores in 2011.  In March 2012, he was promoted to executive vice president, stores.  Prior to joining CarMax, Mr. Wood worked at Circuit City.
In connection with his promotion, effective February 1, 2016, Mr. Nash’s base salary was increased to $800,000 and his target annual incentive bonus was increased from 75% to 100% of his base salary, which will be applied on a pro-rata basis for fiscal year 2016.
A copy of the Company’s press release announcing the executive succession events is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective February 1, 2016, the Board amended and restated the Company’s Bylaws (the “Amended Bylaws”) to separate the offices of chief executive officer and president in connection with the executive succession events described above in Item 5.02. The Amended Bylaws update Article IV to clarify the duties of the chief executive officer and provide for the separate appointment of the president. In addition, conforming changes have been made throughout the Amended Bylaws to clarify the roles of the chief executive officer and the president.

The Amended Bylaws are attached hereto as Exhibit 3.1 and are hereby incorporated by reference into this Item 5.03. The foregoing summary description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws.

Forward-Looking Statements
We caution readers that the statements contained in this Form 8-K about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding succession or organizational matters, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual outcomes to differ materially from anticipated outcomes.

For details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated February 1, 2016
99.1	Press Release, dated February 1, 2016, issued by CarMax, Inc. entitled "CarMax Announces Executive Succession."

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)

Dated: February 1, 2016	By: /s/ Eric M. Margolin
Eric M. Margolin Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated February 1, 2016
99.1	Press Release, dated February 1, 2016, issued by CarMax, Inc. entitled "CarMax Announces Executive Succession."